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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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                                   Form 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): March 30, 1999



FLIR SYSTEMS, INC.
(exact name of registrant as specified in its charter)

Oregon                                   0-21918             93-0708501
(State or other jurisdiction of          (Commission         (IRS Employer
incorporation or organization)           File Number)        Identification No.)


16505 S.W. 72nd Avenue, Portland, Oregon                         97224
(Address of principal executive offices)                      (zip code)

Registrant's telephone number, including area code: (503)684-3731

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Item 2. Acquisition or Disposition of Assets
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     Pursuant to the terms of the Agreement and Plan of Merger (the "Merger
Agreement") dated as of March 19, 1999 by and among FLIR Systems, Inc., an Oregon corporation ("FLIR"), Irabu Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of FLIR ("Sub"), Inframetrics, Inc., a Delaware corporation ("Inframetrics") and the stockholders of Inframetrics
(the "Stockholders"), Sub was merged with and into Inframetrics (the "Merger") effective as of March 30, 1999 (the "Effective Time"). As a result of the Merger, Inframetrics became a wholly-owned subsidiary of FLIR.

     At the Effective Time, the shares of capital stock of Inframetrics outstanding immediately prior to the Effective Time were converted into and exchanged for a total of 2,107,552 shares of FLIR common stock (including 210,755 shares of FLIR common stock to be held in escrow to secure the indemnification obligations of the Stockholders until September 26, 1999). In addition, at the Effective Time, all options to purchase Inframetrics common stock that were outstanding immediately prior to the Effective Time were assumed by FLIR. A total of 192,439 shares of FLIR common stock are issuable upon the exercise of the stock options assumed by FLIR in the Merger.

     The amount of the consideration paid in the Merger was determined through arms-length negotiations between FLIR and representatives of the stockholders of Inframetrics. Prior to the date of the Merger Agreement, no material relationship existed between FLIR and Inframetrics or any of its affiliates, any director or officer of FLIR, or any associate of any such director or officer. In connection with the Merger, FLIR entered into employment agreements with certain executive officers of Inframetrics. Pursuant to the terms of the Merger Agreement, Inframetrics' stockholders have the right to designate one person to be appointed to serve on FLIR's Board of Directors.

     It is expected that the acquisition of Inframetrics will constitute a tax-free reorganization for federal income tax purposes. The transaction is expected to be accounted for as a pooling of interests transaction.

     In connection with the Merger, FLIR, Inframetrics, and the Stockholders entered into a Shareholders Agreement which provides that FLIR must file a shelf registration statement on Form S-3 under the Securities Act of 1933 with respect to the FLIR common stock issued in the Merger, and must maintain such registration statement in effect for 18 months.

     Inframetrics designs, manufactures and markets infrared imaging technology systems worldwide for a wide variety of applications in commercial and government markets. FLIR intends to continue operating the existing business of Inframetrics.

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Item 5. Other Events
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     (a) 1999 Annual Meeting of Shareholders.  FLIR's 1999 Annual Meeting of
Shareholders (the "Annual Meeting") is scheduled to be held on June 2, 1999. The record date for shareholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on April 12, 1999.

     (b) Amendment of Bylaws. The Board of Directors of FLIR amended the company's First Restated Bylaws (the "Bylaws") effective as of April 12, 1999 to add a new section 8.3 that exempts acquisitions of FLIR's voting shares from the provisions of Oregon Revised Statutes sections 60.801 to 60.816 (the "Oregon Control Share Act"). Section 8.3 the Bylaws reads as follows:

         "8.3 Oregon Control Share Act Not Applicable.  Oregon
         Revised Statutes sections 60.801 to 60.816 shall not apply to acquisitions of voting shares of the corporation."

Pursuant to section 60.804 of the Oregon Control Share Act, any voting shares of FLIR that were "control shares" (as defined in the Oregon Control Share Act) prior to the effective date of the amendment to the Bylaws described above ceased to be considered "control shares" at the effective time of the Bylaw amendment.


Item 7. Financial Statements and Exhibits
        ---------------------------------

     (a) Financial Statements of Business Acquired.

     It is impracticable to provide the financial statements required under this Item as of the date this Current Report on Form 8-K must be filed. The required financial statements will be filed as an amendment to this Form 8-K as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K must be filed.

     (b) Pro Forma Financial Information.

     It is impracticable to provide the pro forma financial information required under this Item as of the date this Current Report on Form 8-K must be filed. The required pro forma financial information will be filed as an amendment to this Form 8-K as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K must be filed.

     (c)  Exhibits

     Number    Description
     ------    -----------

     2.1 Merger Agreement dated as of March 19, 1999 by and among FLIR Systems, Inc., Inframetrics, Inc., Irabu Acquisition Corporation and the Shareholders of Inframetrics, Inc.

     10.1 Shareholders Agreement dated as of March 19, 1999 by and among FLIR Systems, Inc., Inframetrics, Inc. and the Shareholders of Inframetrics, Inc.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              FLIR SYSTEMS, INC.
                              (Registrant)



DATE:  April 14, 1999         /s/ J. Mark Samper
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                              J. Mark Samper
                              Vice President and
                              Chief Financial Officer

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